Exhibit (10.1)

[Execution]

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT Agreement, dated as of March 27, 2020 (this “Amendment No. 3”), by and among Bank of America, N.A., a national banking association, in its capacity as administrative agent and collateral agent (in such capacity, together with its successors and assigns, “Agent”) pursuant to the Credit Agreement (as defined below), each of the parties to the Credit as lenders (individually, each a “Lender” and collectively, “Lenders”), Eastman Kodak Company, a New Jersey corporation (the “Borrower” or “Company”), the subsidiaries of Borrower party thereto as Guarantors (individually, each a “Guarantor” and collectively, “Guarantors”).

W I T N E S S E T H :

WHEREAS, Agent, Lenders and certain other parties have entered into a senior secured revolving credit facility pursuant to which Agent and Lenders have made, and may make, loans and advances and provide other financial accommodations to Borrower as set forth in the Amended and Restated Credit Agreement, dated as of May 26, 2016, by and among Borrower, Guarantors, Lenders and Agent, as amended by Amendment No. 1, dated as of November 7, 2016 and Amendment No. 2 to Amended and Restated Credit Agreement, dated as of May 24, 2019 (as the same now exists and is amended and supplemented pursuant hereto and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”) and the other Loan Documents;

WHEREAS, Borrower and Guarantors have requested that Agent and Lenders agree to certain amendments to the Credit Agreement, and Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions contained herein; and

WHEREAS, by this Amendment No. 3, Agent, Lenders and the Loan Parties intend to evidence such amendments;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions.

(a)Additional Definitions.  For purposes of this Amendment No. 3, the following terms shall have the following meanings, and all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement (as defined below).

(i)“Amendment No. 3” means the Amendment No. 3 to Amended and Restated Credit Agreement by and among Agent, Lenders, and Loan Parties, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii)“Amendment No. 3 Effective Date” means the first date on which the conditions precedent set forth in Section 5 of Amendment No. 3 are satisfied as set forth in the notice from Agent to Borrower provided for in Section 8 of Amendment No. 3.

5703567.2

(b)Amendments to Definitions.

(i)The definition of “Applicable Margin” is hereby deleted in its entirety and replaced with the following:

“Applicable Margin” means 4.00% per annum, in the case of Eurodollar Rate Revolving Loans, and 3.00% per annum, in the case of Base Rate Revolving Loans; provided, that, on and after the first Adjustment Date after the Amendment No. 3 Effective Date, the Applicable Margin will be the rate per annum as determined pursuant to the pricing grid below based upon the average daily Excess Availability for the most recently ended fiscal quarter immediately preceding such Adjustment Date:

Tier	Average Daily Excess Availability	Applicable Margin for Base Rate Revolving Loans	Applicable Margin for Eurodollar Rate Revolving Loans
I	Greater than 67% of the Revolving Credit Facility	2.50%	3.50%
II	Equal to or greater than 33% of the Revolving Credit Facility but less than or equal to 67% of the Revolving Credit Facility	2.75%	3.75%
III	Less than 33% of the Revolving Credit Facility	3.00%	4.00%

Any change in the Applicable Margin resulting from changes in average daily Excess Availability shall become effective on the first day of the calendar month following each fiscal quarter (the “Adjustment Date”); provided, that, the first Adjustment Date shall occur on the first day of the calendar month following the first full fiscal quarter after the Amendment No. 3 Effective Date.  If the Agent is unable to calculate average daily Excess Availability for a fiscal quarter due to Borrower’s failure to deliver any Borrowing Base Certificate when required hereunder, then, at the option of the Agent or the Required Lenders, margins shall be determined as if Tier III (rather than the Tier applicable for the prior period) were applicable until the first day of the calendar month following the receipt of the applicable Borrowing Base Certificate.

In the event that at any time after the end of a fiscal quarter it is discovered that the average daily Excess Availability for such fiscal quarter used for the determination of the Applicable Margin was less than the actual amount of the average daily Excess Availability for such fiscal quarter used to calculate the Applicable Margin, the Applicable Margin for such prior fiscal quarter shall be adjusted to the applicable percentage based on such actual average daily Excess Availability for such fiscal quarter and any additional interest for the applicable period payable as a result of such recalculation shall be promptly paid to the Lenders.

(ii)The definition of “Cash Control Trigger Event” is hereby deleted in its entirety and replaced with the following:

“Cash Control Trigger Event” means either (a) the occurrence and continuance of an Event of Default or (b) the failure of the Borrower to maintain Excess Availability of at least the greater of (i) 12.5% of the Revolving Credit Facility and (ii) $12,500,000.  For purposes of this Agreement, the occurrence of a Cash Control Trigger Event shall be deemed to be continuing (x) until such Event of Default has been cured or waived and/or (y) if the Cash Control Trigger Event arises under clause (b) above, until Excess Availability is equal to or greater than the applicable amount set forth above for sixty (60) consecutive days, at which time a Cash Control Trigger Event shall no longer be deemed to be occurring for purposes of this Agreement.

(iii)The definition of “Equipment Availability” is hereby deleted in its entirety and replaced with the following:

“Equipment Availability” means the lesser of (a) $14,750,000 and (b) 70% of the Net Orderly Liquidation Value of the Eligible Equipment as reduced as provided below.  Equipment Availability shall be reduced as of the first day of each calendar quarter commencing July 1, 2020 (whether or not Equipment Availability is included in the Borrowing Base on the Amendment No. 3 Effective Date) by $1,000,000.  Equipment Availability may be included in the Borrowing Base on the Amendment No. 3 Effective Date or thereafter subject to the satisfaction of the conditions set forth below.  Equipment Availability will be included in the Borrowing Base if on the Amendment No. 3 Effective Date the following conditions are met: the Agent has received (i) appraisals with respect to the Equipment as provided below for purposes of determining the Net Orderly Liquidation Value of such Equipment, and (ii) perfected first priority security interests and liens on the Equipment of Borrower and Designated Guarantors in favor of the Agent for the benefit of the Secured Parties (subject only to the Permitted Collateral Liens).  In addition, the amount of Equipment Availability may be further permanently reduced to the extent that any appraisal of Equipment conducted by the Agent after the Amendment No. 3 Effective Date would result in a lower amount of Equipment Availability pursuant to the formula used by the Agent to calculate Equipment Availability on the Amendment No. 3 Effective Date, and subject to the sale or other disposition of any Eligible Equipment as permitted hereunder.

(iv)The definition of “Fixed Charge Coverage Ratio Trigger Event” is hereby deleted in its entirety and replaced with the following:

“Fixed Charge Coverage Ratio Trigger Event” means the failure of the Borrower to maintain Excess Availability at any time of at least the greater of (a) 12.5% of the Revolving Credit Facility and (b) $12,500,000; provided, that, the occurrence of a Fixed Charge Coverage Ratio Trigger Event shall be deemed continuing until Excess Availability shall have been equal to or greater than the applicable amount set forth above for thirty (30) consecutive days, at which time such Fixed Charge Coverage Ratio Trigger Event shall no longer be deemed continuing.

(v)The definition of “Letter of Credit Facility” is hereby deleted in its entirety and replaced with the following:

“Letter of Credit Facility” means, at any time, an amount equal to the lesser of (a) $110,000,000 and (b) the aggregate amount of the Revolving Credit Commitments, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

(vi)The definition of “Letter of Credit Fee Rate” is hereby deleted in its entirety and replaced with the following:

“Letter of Credit Fee Rate” means 2.75% per annum; provided, that, on and after the first Adjustment Date after the Amendment No. 3 Effective Date, the Letter of Credit Fee Rate will be the rate per annum as determined pursuant to the pricing grid below based upon the average daily Excess Availability for the most recently ended fiscal quarter immediately preceding such Adjustment Date:

Tier	Average Daily Excess Availability	Letter of Credit Fee Rate
I	Greater than 67% of the Revolving Credit Facility	3.50%
II	Equal to or greater than 33% of the Revolving Credit Facility but less than or equal to 67% of the Revolving Credit Facility	3.75%
III	Less than 33% of the Revolving Credit Facility	4.00%

Any change in the Letter of Credit Fee Rate resulting from changes in average daily Excess Availability shall become effective on the Adjustment Date; provided, that, the first Adjustment Date after the Amendment No. 3 Effective Date shall occur on the first day of the calendar month following the first full fiscal quarter after the Amendment No. 3 Effective Date.  If the Agent is unable to calculate average daily Excess Availability for a fiscal quarter due to Borrower’s failure to deliver any Borrowing Base Certificate when required hereunder, then, at the option of the Agent or the Required Lenders, the Letter of Credit Fee Rate shall be determined as if Tier III (rather than the Tier applicable for the prior period) were applicable until the first day of the calendar month following the receipt of the applicable Borrowing Base Certificate.

In the event that at any time after the end of a fiscal quarter it is discovered that the average daily Excess Availability for such fiscal quarter used for the determination of the Letter of Credit Fee Rate was less than the actual amount of the average daily Excess Availability for such fiscal quarter used to calculate the Letter of Credit Fee Rate, the Letter of Credit Fee Rate for such prior fiscal quarter shall be adjusted to the applicable percentage based on such actual average daily Excess Availability for such fiscal quarter and any additional commission for the applicable period payable as a result of such recalculation shall be promptly paid to the Lenders.

(c)Interpretation.  For purposes of this Amendment No. 3, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 3.

2.Visitation Rights.

(a)Section 5.01(e)(iii) is hereby deleted in its entirety and replaced with the following:

“(iii)  Permit the Agent to conduct, at the sole cost and expense of the Company field examinations, provided, that, such examinations may be conducted (a) so long as Excess Availability is greater than or equal to the greater of (i) 12.5% of the Revolving Credit Facility and (ii) $12,500,000, not more than one (1) time per twelve month period, and (b) so long as Excess Availability is less than the greater of (i) 12.5% of the Revolving Credit Facility and (ii) $12,500,000, not more than two (2) times per twelve month period.  Notwithstanding the foregoing, following the occurrence and during the continuation of an Event of Default such field examinations may be conducted at the Company’s expense as many times as the Agent shall consider reasonably necessary.”

(b)Section 5.01(e)(iv) is hereby deleted in its entirety and replaced with the following:

“(iv)  Permit the Agent, to conduct, at the sole cost and expense of the Loan Company: (a) inventory appraisals, provided, that, such appraisals may be conducted (i) so long as Excess Availability is greater than or equal to the greater of (i) 12.5% of the Revolving Credit Facility and (ii) $12,500,000, not more than one (1) time per twelve month period, and (ii) so long as Excess Availability is less than the greater of (i) 12.5% of the Revolving Credit Facility and (ii) $12,500,000, not more than two (2) times per twelve month period and (b) no more than one (1) machinery and equipment appraisal in any consecutive twelve month period.

Notwithstanding the foregoing, following the occurrence and during the continuation of an Event of Default such appraisals may be conducted at the Company’s expense as many times as the Agent shall consider reasonably necessary.”

3.Schedule of Commitments.  Schedule I to the Credit Agreement is hereby deleted in its entirety and replaced with the new Schedule I attached hereto as Exhibit A.

4.Representations and Warranties.  Each Loan Party represents and warrants with and to Secured Parties as follows, which representations and warranties shall survive the execution and delivery hereof:

(a)As of the Amendment No. 3 Effective Date, no Default or Event of Default exists or has occurred and is continuing.

(b)This Amendment No. 3 has been duly authorized, executed and delivered by all necessary corporate or limited liability company action, as applicable, on the part of each Loan Party and, upon the notification by Agent to Borrower and Lenders of the Amendment No. 3 Effective Date, is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each Loan Party, as the case may be, contained herein constitute legal, valid and binding obligations of each Loan Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)All of the representations and warranties of each Loan Party set forth herein and in each of the other Loan Documents are true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) on and as of the Amendment No. 3 Effective Date before and after giving effect to the effectiveness of this Amendment No. 3 and the transactions contemplated hereby with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date.

5.Conditions Precedent.  The effectiveness of this Amendment No. 3 shall be subject to the satisfaction of each of the following conditions:

(a)Agent shall have received executed counterparts (originals or electronic copies) of this Amendment No. 3, duly authorized, executed and delivered by Agent, the Supermajority Lenders and the Loan Parties;

(b)Agent shall have received executed counterparts (originals or electronic copies) of the Amendment No. 3 Fee Letter, duly authorized, executed and delivered by Agent and the Loan Parties, and the fees set forth therein;

(c)after giving effect to this Amendment No. 3, no Default or Event of Default shall exist or have occurred and be continuing.

Agent shall notify Borrower and Lenders of the Amendment No. 3 Effective Date and such notice shall be conclusive and binding.

6.Effect of Amendment No. 3.  Except as expressly set forth herein, no other amendments, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and the Loan Parties shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 3 or with respect to the subject matter of this Amendment No. 3.  To the extent of conflict between the terms of this Amendment No. 3 and the other Loan Documents, the terms of this Amendment No. 3 shall control.  The Credit Agreement and this Amendment No. 3 shall be read and construed as one agreement.  This Amendment No. 3 is a Loan Document.

7.Jurisdiction.  The provisions of Section 9.13 of the Credit Agreement shall apply with like effect to this Amendment No. 3.

8.Binding Effect.  This Amendment No. 3 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

9.Waiver, Modification, Etc.  No provision or term of this Amendment No. 3 may be modified, altered, waived, discharged or terminated orally or by course of conduct, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

10.Entire Agreement.  This Amendment No. 3 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

11.Headings.  The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 3.

12.Counterparts.  This Amendment No. 3 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment No. 3 by telefacsimile or other electronic method of transmission (e.g., “pdf” or “tif”) shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 3. Any party delivering an executed counterpart of this Amendment No. 3 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 1, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 3.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered by their authorized officers as of the day and year first above written.

EASTMAN KODAK COMPANY

By:

Name:

Title:

FAR EAST DEVELOPMENT LTD.

FPC INC.

KODAK (NEAR EAST), INC.

KODAK AMERICAS, LTD.

KODAK REALTY, INC.

LASER-PACIFIC MEDIA CORPORATION

KODAK PHILIPPINES, LTD.

By:

Name:

Title:

NPEC INC.

By:

Name:

Title:

Agent and Lenders

BANK OF AMERICA, N.A.,
as Agent and a Lender

By:_______________________

Name: ____________________

Title:_____________________

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:_______________________

Name: ____________________

Title:_____________________

SIEMENS FINANCIAL SERVICES, INC.,
as a Lender

By:_______________________

Name: ____________________

Title:_____________________

By:_______________________

Name: ____________________

Title:_____________________

WEBSTER BUSINESS CREDIT CORPORATION,
as a Lender

By:_______________________

Name: ____________________

Title:_____________________

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:_______________________

Name: ____________________

Title:_____________________

By:_______________________

Name: ____________________

Title:_____________________

SCHEDULE I
COMMITMENTS

COMMITMENTS

Lender	Revolving Credit Commitment	Letter of Credit Commitment
Bank of America, N.A.	$38,133,337.00	$110,000,000.00
JPMorgan Chase Bank, N.A.	$23,466,663.00	$0.00
Siemens Financial Services, Inc.	$22,733,337.00	$0.00
Webster Business Credit Corporation	$14,666,663.00	$0.00
Credit Suisse AG, Cayman Islands Branch	$11,000,000.00	$0.00
Total:	$110,000,000.00	$110,000,000.00